Exhibit 99.2

Pinterest Announces Second Quarter 2019 Results
SAN FRANCISCO, Calif. - August 1, 2019 - Pinterest, Inc. (NYSE: PINS) today announced financial results for the quarter ended June 30, 2019.
"We constantly aim to make Pinterest more personal, relevant and useful to our users. Our MAUs hit 300 million at the end of Q2 as we built and expanded products to support this vision," said Pinterest CEO Ben Silbermann. "We also continued to grow and diversify our advertiser base and improve advertisers’ ability to measure the effectiveness of their ad spend. This is part of our larger and ongoing effort to create value for businesses on Pinterest."
"Q2 revenue grew 62% year-over-year to $261 million. The momentum we have seen over the past several quarters continued as more advertisers recognize the power of our platform to reach consumers," said Todd Morgenfeld, CFO. "We remain encouraged by trends in U.S. ARPU and by user growth in international markets. While our net margin declined due to RSU expense related to our IPO, our strong revenue performance and focus on execution allowed us to expand Adjusted EBITDA margins by 10 percentage points year-over-year."
Q2 2019 Financial Highlights

•
Q2 revenue grew 62% year-over-year, continuing the momentum we have seen over the past several quarters as more advertisers recognize the power of our platform to reach consumers. Our year-over-year growth was also positively impacted by the later timing of Easter vs. in 2018.

•
Our GAAP net loss of $1.16 billion was impacted by RSU expense recorded in connection with our initial public offering. This quarter included a one-time RSU catch-up charge for all prior periods as a result of the company meeting the performance vesting condition tied to the IPO for all historical RSUs. Our Adjusted EBITDA was $(26) million, as EBITDA margin expanded by 10 percentage points year-over-year.

The following table summarizes our consolidated financial results (in thousands, except percentages, unaudited):

	Three Months Ended June 30,		% Change
	2019	2018
Revenue	$261,249	$161,192	62%

Net loss	$(1,159,501)	$(38,407)	(2,919)%

Non-GAAP net loss*	$(24,538)	$(34,189)	28%

Adjusted EBITDA*	$(26,037)	$(31,898)	18%
Adjusted EBITDA margin*	(10)%	(20)%

*
For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

Q2 2019 Other Highlights

•
Our Monthly Active Users (MAUs) hit 300 million during Q2, and we continued to focus on improving Pinners’ experience to drive future user growth and engagement. During the quarter, we made Pinterest more personal by improving search recommendations, and we also made Pinterest more useful by adding more video content and shoppable products.

•
Helping businesses succeed continues to be a priority at Pinterest. In Q2, we made progress on a number of fronts, including the internationalization of our ads business, simplifying our ad systems for smaller businesses and improving advertisers’ ability to measure the effectiveness of their ad spend.

The following table sets forth our revenue, MAUs and average revenue per user ("ARPU") based on the geographic location of our users (in millions, except ARPU and percentages, unaudited):

	Three Months Ended June 30,		% Change
	2019	2018
Revenue - Global	$261	$161	62%
Revenue - United States	$238	$153	55%
Revenue - International	$24	$8	199%

MAUs - Global	300	231	30%
MAUs - United States	85	75	13%
MAUs - International	215	156	38%

ARPU - Global	$0.88	$0.69	29%
ARPU - United States	$2.80	$1.98	41%
ARPU - International	$0.11	$0.05	123%
Full year 2019 outlook

•	Total revenue is expected to be between $1,095 million and $1,115 million, compared to our prior forecast of $1,055 million and $1,080 million.

•	Adjusted EBITDA is expected to be between $(50) million and $(25) million, compared to our prior forecast of $(70) million and $(45) million.*

*
With respect to projected 2019 Adjusted EBITDA, we are unable to prepare a quantitative reconciliation without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes and interest income that we are unable to quantify and that would be required to reconcile projected Adjusted EBITDA to net loss, the nearest GAAP equivalent. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors. For more information on this non-GAAP financial measure, please see "―About non-GAAP financial measures."

Webcast and conference call information
A live audio webcast of our second quarter 2019 earnings release call will be available at investor.pinterestinc.com. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). We have also posted to our investor relations website a letter to shareholders. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, letter to shareholders and slide presentation are also available. A recording of the webcast will be available at investor.pinterestinc.com for 90 days.
We have used, and intend to continue to use, our investor relations website at investor.pinterestinc.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-looking statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties, including, among other things, statements about our future operational and financial performance. Words such as "believe," "project," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to attract and retain users and engagement levels; our ability to provide useful and relevant content; risks associated with new products and changes to existing products as well as other new business initiatives; our ability to maintain and enhance our brand and reputation; compromises in security; our financial performance and fluctuations in operating results; our dependency on internet search engines’ methodologies and policies; discontinuation, disruptions or outages in authentication by third-party login providers; changes by third-party login providers that restrict our access or ability to identify users; competition; our ability to scale our business and revenue model; our reliance on advertising revenue and our ability to attract and retain advertisers and effectively measure advertising campaigns; our ability to effectively manage growth and expand and monetize our platform internationally; our lack of operating history and ability to attain and sustain profitability; decisions that reduce short-term revenue or profitability or do not produce expected long-term benefits; risks associated with government actions, laws and regulations that could restrict access to our products or impair our business; litigation and government inquiries; privacy, data and other regulatory concerns; real or perceived inaccuracies in metrics related to our business; disruption, degradation or interference with our hosting services and infrastructure; our ability to attract and retain personnel; and the dual class structure of our common stock and its effect of concentrating voting control with stockholders who held our capital stock prior to the completion of our initial public offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which is available on our investor relations website at investor.pinterestinc.com and on the SEC website at www.sec.gov. Additional information will be made available in our quarterly report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. All information provided in this release and in the attachments is as of August 1, 2019. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative), non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share. The presentation of these financial measures is not intended to be considered in isolation, as a substitute for or superior to the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparative purposes. We compensate for these limitations by providing specific information regarding GAAP amounts excluded from these non-GAAP financial measures.
We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization expense, share-based compensation expense, interest income, interest expense and other income (expense), net and provision for income taxes. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue. Non-GAAP costs and expenses (including non-GAAP cost of revenue, research and development, sales and marketing, and general and administrative) and non-GAAP net loss exclude amortization of acquired intangible assets and share-based compensation expense. Non-GAAP loss from operations is calculated by subtracting non-GAAP costs and expenses from revenue. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by weighted-average shares outstanding. We use Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share to evaluate our operating results and for financial and operational decision-making purposes. We believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses they exclude. We also believe Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We present Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share to assist potential investors in seeing our operating results through the eyes of management and because we believe these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP costs and expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share rather than net loss, net margin, total costs and expenses, loss from operations, net loss and net loss per share, respectively, the nearest GAAP equivalents. For example, Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets, although these assets may have to be replaced in the future, and share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense and an important part of our compensation strategy.

With respect to projected 2019 Adjusted EBITDA, we are unable to prepare a quantitative reconciliation without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes and interest income that we are unable to quantify and that would be required to reconcile projected Adjusted EBITDA to net loss, the nearest GAAP equivalent. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.
Limitation of key metrics and other data
The numbers for our key metrics, which include our MAUs and ARPU, are calculated using internal company data based on the activity of user accounts. We define a monthly active user as a logged-in Pinterest user who visits our website or opens our mobile application at least once during the 30-day period ending on the date of measurement. We present MAUs based on the number of MAUs measured on the last day of the current period. We measure monetization of our platform through our average revenue per user metric. We define ARPU as our total revenue in a given geography during a period divided by the average of the number of MAUs in that geography during the period. We calculate average MAUs based on the average between the number of MAUs measured on the last day of the current period and the last day prior to the beginning of the current period. We calculate ARPU by geography based on our estimate of the geography in which revenue-generating activities occur. We use these metrics to assess the growth and health of the overall business and believe that MAUs and ARPU best reflect our ability to attract, retain, engage and monetize our users, and thereby drive revenue. While these numbers are based on what we believe to be reasonable estimates of our user base for the applicable period of measurement, there are inherent challenges in measuring usage of our products across large online and mobile populations around the world. In addition, we are continually seeking to improve our estimates of our user base, and such estimates may change due to improvements or changes in our methodology.
Contact
Investor relations:
Jane Penner
ir@pinterest.com
Media:
Mike Mayzel
press@pinterest.com

PINTEREST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,408,739	$122,509
Marketable securities	442,009	505,304
Accounts receivable, net of allowances of $2,533 and $3,097 as of June 30, 2019 and December 31, 2018, respectively	202,957	221,932
Prepaid expenses and other current assets	52,711	39,607
Total current assets	2,106,416	889,352
Property and equipment, net	84,612	81,512
Operating lease right-of-use assets	153,618	145,203
Goodwill and intangible assets, net	15,364	14,071
Restricted cash	23,315	11,724
Other assets	3,851	10,869
Total assets	$2,387,176	$1,152,731
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$30,524	$22,169
Accrued expenses and other current liabilities	109,373	86,258
Total current liabilities	139,897	108,427
Operating lease liabilities	155,847	151,395
Other liabilities	18,192	22,073
Total liabilities	313,936	281,895

Commitments and contingencies

Redeemable convertible preferred stock, $0.00001 par value; no shares authorized, issued or outstanding as of June 30, 2019; 928,676 shares authorized, 308,373 shares issued and outstanding as of December 31, 2018	—	1,465,399

Stockholders’ equity (deficit):
Common stock, $0.00001 par value, no shares authorized, issued or outstanding as of June 30, 2019; 1,932,500 shares authorized, 127,298 shares issued and outstanding as of December 31, 2018	—	1
Class A common stock, $0.00001 par value, 6,666,667 shares authorized, 127,017 shares issued and outstanding as of June 30, 2019; Class B common stock, $0.00001 par value, 1,333,333 shares authorized, 415,688 shares issued and outstanding as of June 30, 2019; no shares authorized, issued or outstanding as of December 31, 2018 for either class	5	—
Additional paid-in capital	4,118,988	252,212
Accumulated other comprehensive income (loss)	523	(1,421)
Accumulated deficit	(2,046,276)	(845,355)
Total stockholders’ equity (deficit)	2,073,240	(594,563)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$2,387,176	$1,152,731

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2019	2018
Revenue	$261,249	$161,192
Costs and expenses:
Cost of revenue	105,415	57,974
Research and development	801,879	61,604
Sales and marketing	296,919	65,148
General and administrative	224,179	17,834
Total costs and expenses	1,428,392	202,560
Loss from operations	(1,167,143)	(41,368)
Other income (expense), net:
Interest income	8,127	3,187
Interest expense and other income (expense), net	(448)	(214)
Loss before provision for income taxes	(1,159,464)	(38,395)
Provision for income taxes	37	12
Net loss	$(1,159,501)	$(38,407)
Net loss per share attributable to common stockholders, basic and diluted	$(2.62)	$(0.30)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	443,340	127,011

PINTEREST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net loss	$(1,200,921)	$(91,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,203	10,298
Share-based compensation	1,135,293	8,793
Other	(2,713)	1,287
Changes in assets and liabilities:
Accounts receivable	19,615	14,599
Prepaid expenses and other assets	(6,174)	11,303
Operating lease right-of-use assets	14,040	9,063
Accounts payable	7,189	3,286
Accrued expenses and other liabilities	15,310	10,704
Operating lease liabilities	(10,217)	(7,044)
Net cash used in operating activities	(16,375)	(28,827)
Investing activities
Purchases of property and equipment and intangible assets	(11,914)	(13,585)
Purchases of marketable securities	(159,315)	(298,425)
Sales of marketable securities	60,239	42,392
Maturities of marketable securities	166,288	338,028
Net cash provided by investing activities	55,298	68,410
Financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	1,573,200	—
Proceeds from exercise of stock options, net	702	861
Shares repurchased for tax withholdings on release of restricted stock units	(302,675)	—
Payment of deferred offering costs and other financing activities	(10,103)	—
Net cash provided by financing activities	1,261,124	861
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(17)	(110)
Net increase in cash, cash equivalents, and restricted cash	1,300,030	40,334
Cash, cash equivalents, and restricted cash, beginning of period	135,290	83,969
Cash, cash equivalents, and restricted cash, end of period	$1,435,320	$124,303

Supplemental cash flow information
Accrued property and equipment	$4,618	$4,283
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$23,381	$2,912

Reconciliation of cash, cash equivalents and restricted cash to condensed consolidated balance sheets
Cash and cash equivalents	$1,408,739	$112,472
Restricted cash included in prepaid expenses and other current assets	3,266	851
Restricted cash	23,315	10,980
Total cash, cash equivalents, and restricted cash	$1,435,320	$124,303

Reconciliation of GAAP to non-GAAP financial results
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,
	2019	2018
Share-based compensation by function:
Cost of revenue	$28,157	$20
Research and development	709,996	3,608
Sales and marketing	202,128	352
General and administrative	194,318	(21)
Total share-based compensation	$1,134,599	$3,959

Amortization of acquired intangible assets by function:
Cost of revenue	$141	$185
General and administrative	223	74
Total amortization of acquired intangible assets	$364	$259

Reconciliation of total costs and expenses to non-GAAP costs and expenses:
Total costs and expenses	$1,428,392	$202,560
Share-based compensation	(1,134,599)	(3,959)
Amortization of acquired intangible assets	(364)	(259)
Non-GAAP costs and expenses	$293,429	$198,342

Reconciliation of net loss to non-GAAP net loss:
Net loss	$(1,159,501)	$(38,407)
Share-based compensation	1,134,599	3,959
Amortization of acquired intangible assets	364	259
Non-GAAP net loss	$(24,538)	$(34,189)

Weighted-average shares outstanding	443,340	127,011

Net loss per share	$(2.62)	$(0.30)
Non-GAAP net loss per share	$(0.06)	$(0.27)

Reconciliation of net loss to Adjusted EBITDA
Net loss	$(1,159,501)	$(38,407)
Depreciation and amortization	6,507	5,511
Share-based compensation	1,134,599	3,959
Interest income	(8,127)	(3,187)
Interest expense and other (income) expense, net	448	214
Provision for income taxes	37	12
Adjusted EBITDA	$(26,037)	$(31,898)